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                                                                     EXHIBIT (J)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 76 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No.
33-572) on behalf of Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky
Municipals  Fund,  Eaton Vance Louisiana  Municipals  Fund, Eaton Vance Maryland
Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund of our report dated October 2, 1998, relating to the Funds referenced above and of our report dated October 2, 1998, relating to Alabama Municipals Portfolio, Arkansas Municipals Portfolio, Georgia Municipals Portfolio, Kentucky Municipals Portfolio, Louisiana Municipals Portfolio, Maryland Municipals Portfolio, Missouri Municipals Portfolio, North Carolina Municipals Portfolio, Oregon Municipals Portfolio, South Carolina Municipals Potfolio, Tennessee Municipals Portfolio, and Virginia Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1998, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus of the Registration Statement and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                  /s/ Deloitte & Touche LLP
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                                  DELOITTE & TOUCHE LLP


December 21, 1998
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Boston, Massachusetts


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